                                                                Exhibit (h)(4)


                         CO-ADMINISTRATION AGREEMENT

                             MASTERWORKS FUNDS INC.
                               111 Center Street
                          Little Rock, Arkansas 72201

                                                                October 21, 1996


Stephens Inc.
111 Center Street
Little Rock, Arkansas  72201


Barclays Global Investors, N.A.
45 Fremont Street
San Francisco, CA 94105

Ladies and Gentlemen:

     This will confirm the agreement among MasterWorks Funds Inc. (the "Company") on behalf of its funds listed in the attached Appendix A, as such Appendix may be amended from time to time (each, a "Fund" and, collectively, the "Funds"), Barclays Global Investors, N.A. ("BGI") and Stephens Inc. ("Stephens", together with BGI, the "Co-administrators") as follows:

     1. The Company is a registered open-end, management investment company. The Company engages in the business of investing and reinvesting the assets of each Fund in the manner and in accordance with the applicable investment objective, policies and restrictions specified in the Company's currently effective prospectuses and statements of additional information incorporated therein relating to the Funds and the Company (such prospectuses and such statements of additional information being collectively referred to as the "Prospectuses") included in the Company's Registration Statement, as amended from time to time (the "Registration Statement"), filed by the Company under the Investment Company Act of 1940, as amended (the "Act"), and the Securities Act of 1933. Copies of the documents referred to in the preceding sentence have been furnished to the Co-administrators. Any amendments to those documents shall be furnished to the Co-administrators promptly.

     2. The Company is engaging the Co-administrators to provide, or cause to be provided, the administrative services specified elsewhere in this agreement, subject to the overall supervision of the Company's Board of Directors.
Pursuant to an advisory contract between the Company and Barclays Global Fund Advisors (the "Adviser") on behalf of the Money Market Fund, the Company has engaged the Adviser to manage the investing and reinvesting of the assets of the Fund and to provide advisory services as specified in such advisory contracts. MasterWorks' remaining Funds are feeder funds that invest all of their assets in corresponding master portfolios of other registered investment companies and, accordingly, have not engaged an adviser to manage the investing and reinvesting of the assets of such Funds.

     3. The Co-administrators agree, at their expense, to supervise the administrative operations and undertake to provide, or cause to be provided, the services described on Appendix B, as such Appendix may be amended from time to time by the mutual consent of the parties, the provision of, and liability thereto, for certain of such services to be allocated on such Appendix, in connection with the operations of the Company and the Funds, and take all reasonable action in the performance of their obligations under this agreement to assure that the necessary information is made available to other service providers, as such may be required by the Company from time to time; and to provide all other administrative services reasonably necessary for the operation of the Funds, other than those services that are to be provided by the Adviser pursuant to the advisory contracts and by the Company's transfer and dividend disbursing agent and custodian.

     4. Except as provided in the Money Market Fund's advisory contract and this agreement, the Co-administrators agree to bear all costs of the operations of each Fund, including a pro rata portion of the compensation of the Company's directors who are not affiliated with the Co-administrators or any of their affiliates; governmental fees; interest charges; fees and expenses of its independent auditors, legal counsel (other than in connection with litigation), transfer agent and dividend disbursing agent; fees paid to shareholder servicing and other special purpose agents; expenses of preparing and printing any stock certificates, prospectuses, statements of additional information, shareholders' reports, notices, proxy statements and reports to regulatory agencies; travel expenses of directors of the Company in connection with their attendance at Board and other meetings relating to the Company; office supplies; premiums for fidelity bonds and errors and omissions and/or officers and directors liability insurance; trade association membership dues; pricing services, if any; fees and expenses of any custodian and fund accountant, including those for keeping books and accounts and calculating the net asset value per share in the Funds; expenses of shareholders' meetings; expenses relating to the issuance, registration, qualification and redemption of shares of the Funds; and organizational expenses. Notwithstanding anything to the contrary, the Co-administrators shall not be required to bear any portion of brokerage or other expenses connected with the execution of portfolio securities transactions, fees payable to the Adviser under its advisory contract with the Company, distribution fees payable as a result of any distribution plan adopted by the Board of Directors pursuant to Rule 12b-1 under the 1940 Act, litigation expenses, taxes (including income, excise, transfer and withholding taxes), or cost or expense that a majority of the disinterested directors of the Company deems to be an extraordinary expense . Expenses attributable to one or more, but not all, of the Funds shall be charged against the assets of the relevant Funds. General expenses of the Company shall be allocated among the Funds in a manner proportionate to the net assets of each Fund, on a transactional basis or on such other basis as the Board of Directors deems equitable.

     5. Each Co-administrator shall exercise reasonable care and shall give the Company the benefit of the Co-administrator's best judgment and efforts in rendering services under this agreement. As an inducement to the Co-administrators' undertaking to render services hereunder, the Company agrees that a Co-administrator shall not be liable under this agreement for any mistake in judgment or in any other event whatsoever, provided that nothing in this agreement shall be deemed to protect or purport to protect the Co-administrators against any liability to the Company or its shareholders to which the Co-administrator would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the Co-administrators' duties under this agreement or by reason of reckless disregard of its obligations and duties hereunder.

     6. In consideration of the services to be provided by the Co-administrators under this agreement, the Company shall pay the Co-administrators' a monthly fee on behalf of each Fund on the first business day of each month at the applicable annual rates specified on Appendix C attached to this agreement. If the fees payable to the Co-administrators under this paragraph begin to accrue after the beginning of any month or if this agreement terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of the month to the termination date, respectively, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating each such monthly fee, the value of each Fund's net assets shall be computed in the manner specified in the Prospectus and the Company's Articles of Incorporation as amended and supplemented from time to time (the "Articles") for the computation of the value of the Fund's net assets in connection with the determination of the net asset value of a Fund's shares. For purposes of this agreement, a "business day" is any day the Company is open for business.

     7. If in any fiscal year the total expenses incurred by, or allocated to, a Fund, excluding extraordinary expenses of the Fund but including the fees provided for in paragraph 6 and those fees payable under the Advisory Contract for the Money Market Fund or the corresponding master portfolio in which a Fund invests, as applicable, exceed the most restrictive expense limitation applicable to a Fund imposed by state securities laws or regulations thereunder, as these limitations may be raised or lowered from time to time, the Co-administrators agree to waive or reimburse a pro rata portion of such fees, but only to the extent of the fee hereunder for the fiscal year. For purposes of computing the excess, if any, over the most restrictive applicable expense limitation, the value of each Fund's net assets shall be computed in the manner specified in the last sentence of paragraph 6, and any reimbursements required to be made by the Co-administrators shall be made once a year promptly after the end of the Company's fiscal year.

     8. This agreement shall become effective on its execution date. Thereafter, this agreement shall continue with respect to a Fund for successive annual periods only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the Fund's outstanding voting securities (as defined in the Act) or by the Company's Board of Directors and
(b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Company's Directors who are not parties to this contract or "interested persons" (as defined in the Act) of any such party. This contract may be terminated at any time, without the payment of any penalty, by the Company by a vote of a majority of the Company's outstanding voting securities (as defined in the Act) or by a vote of a majority of the Company's Board of Directors on 60 days' written notice to the Co-administrators, or by the Co-administrators on 60 days' written notice to the Company. This contract shall terminate automatically in the event of its assignment (as defined in the Act).

     9. Except to the extent necessary to perform the Co-administrators' obligations under this agreement, nothing herein shall be deemed to limit or restrict the right of the Co-administrators, or any affiliate of the Co-administrators, or any employee of the Co-administrators, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

     10. This agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.

     11. The Company hereby agrees and acknowledges that each Co-administrator may allocate or further delegate responsibility for any or all of the services to be provided hereunder between each Co-administrator; provided that the Co-administrators shall have joint and several liability for the provision of the services under this agreement, except that: BGI or Stephens each agree to assumes sole responsibility, and related liability thereto, for providing the duties and services identified as the sole responsibility of BGI or Stephens on such Appendix B; and further provided that each Co-administrator agrees to remain fully liable to the Company for the provision of any service that such Co-administrator delegates to another entity.

     12. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterpart shall, together, constitute only one instrument.

     If the foregoing correctly sets forth the agreement between the Company and the Co-administrators, please so indicate by signing and returning to the Company the enclosed copy hereof.

                              Very truly yours,

                              MASTERWORKS FUNDS INC.,
                              on behalf of the funds listed in Appendix A


                              By:  /s/Richard H. Blank, Jr.
                                   ------------------------
                              Name: Richard H. Blank, Jr.
                              Title: Chief Operating Officer,
                                     Secretary and Treasurer

ACCEPTED as of the date
set forth above:

BARCLAYS GLOBAL INVESTORS, N.A.


By:  /s/Donald Luskin
     ----------------
Name: Donald Luskin
Title:  Vice Chairman

BARCLAYS GLOBAL INVESTORS, N.A.


By:  /s/Matthew Shelton
     ------------------
Name: Matthew Shelton
Title:  Principal

STEPHENS INC.


By:  /s/Richard H. Blank, Jr.
     ------------------------
Name: Richard H. Blank, Jr.
Title: Vice President

                                   Appendix A

                             MasterWorks Funds Inc.
                             ----------------------


                               LifePath 2000 Fund

                               LifePath 2010 Fund

                               LifePath 2020 Fund

                               LifePath 2030 Fund

                               LifePath 2040 Fund

                             Asset Allocation Fund

                                Bond Index Fund

                        Institutional Money Market Fund

                               Money Market Fund

                              S & P 500 Index Fund

                               Now 50 Index Fund



Dated:  October 21, 1996
Amended:February 10, 1999
Amended: April 28, 1999
Amended: November 15, 2000

                                   Appendix B

                             MasterWorks Funds Inc.
                             ----------------------

                        LIST OF ADMINISTRATIVE SERVICES
                        -------------------------------



Stephens Inc.
-------------

(1) Review agenda and assemble Board materials for quarterly Board meetings; prepare supporting information when necessary; prepare minutes of Board and committee meetings.

(2)  Review and approve Board materials.

(3)  Provide expense budgets.

(4)  Monitor actual expenses and update budgets/expense accruals as necessary.

(5) Maintain records of sales and file appropriate registrations and renewals, sales information and other required material for Blue Sky purposes.

(6) Review and provide advice to the distributor and the Company and investment adviser regarding sales literature and marketing plans to assure regulatory compliance.

(7) Prepare Forms N-SAR for filing; obtain any necessary supporting documents; file with the SEC via EDGAR.

Barclays Global Investors
-------------------------

(8) Continuously monitor portfolio activity and related functions in conjunction with all applicable regulatory requirements. Take corrective action as necessary.

(9) Identify the services to which the Funds report performance information. Provide information as requested on performance questionnaires.

(10) Prepare appropriate management letter and coordinate production of Management Discussion and Analysis, with respect to the preparation and printing of shareholder reports.

(11) Coordinate review and approval by portfolio managers of portfolio listings to be included in financial statements, with respect to the preparation and printing of shareholder reports.

(12) Prepare selected portfolio and financial information for inclusion in Board material.

(13) Assist in presentations to Board as desired by Fund Officer(s).

(14) Calculate total return information and other statistical information including undistributed income and capital gains with respect to condensed financial information for review by management.

(15) Perform tests of specific portfolio activities against compliance checklists designed from the Fund's current Prospectus and SAI.

(16) Calculate dividend amounts available for distribution.

(17) Coordinate review of dividend amounts by management and auditors.

(18) Notify fund accounting and transfer agent of authorized dividends rates.

(19) Prepare responses to various performance questionnaires; coordinate as necessary, and submit responses to the appropriate agency.

(20) Draft semi-annual and annual shareholder reports and coordinate auditor and management review.

(21) Coordinate printing of semi-annual and annual shareholder reports and EDGAR conversion with outside printer and filing with the SEC via EDGAR.

(22) Provide information for Financial Highlights and expense tables.

(23) Continuously monitor portfolio activity regarding diversification in conjunction with IRS requirements applicable to regulated investment companies.

(24) Continuously monitor portfolio activity regarding qualifying income in conjunction with IRS requirements applicable to regulated investment companies.

(25) Review diversification test results and corrective actions taken, with respect to qualification as a regulated investment company.

(26) Approve tax positions taken regarding qualification as a regulated investment company.

(27) Prepare, or assist in the preparation, and file with the SEC and state securities regulators, if applicable, registration statements, notices, reports, and other material required to be filed under applicable laws.

Stephens Inc. and Barclays Global Investors
-------------------------------------------

(28) Review qualifying income test results and corrective actions taken, with respect to qualification as a regulated investment company.

(29) Review financial information and take any necessary action.

(30) Develop and implement procedures for monitoring compliance with regulatory requirements and compliance with each Fund's investment objective, policies and restrictions as established by the Company's Board, perform compliance testing and approve resolution of compliance issues.

(31) Approve dividend rates; obtain Board approval when required.

(32) Determine allocation of invoices among funds. Authorize and send to fund accountants for payment of expenses.

(33) Coordinate activities of other vendors as necessary.

(34) Review and approve entire shareholder report.

(35) Review drafts and coordinate review process of Forms N-1A updates and prospectus supplements.

(36) Coordinate printing, EDGAR conversion, and filing with the SEC with outside printers of Forms N-1A.

(37) Maintain and preserve the corporate records of the Company, including each Master Portfolio.

(38) Make appropriate representations in conjunction with audit.

(39) Approve tax positions taken regarding qualifying income with respect to qualification as a regulated investment company.

(40) Approve tax accounting positions to be taken.

(41)  Approve distributions.

(42) Review tax returns and coordinate signature thereof with a Fund Officer.

Approved:  October 21, 1996


Signed:  /s/Donald Luskin              Signed:  /s/Richard H. Blank, Jr.
         ----------------                       ------------------------
         By:  Donald Luskin                     By:   Richard H. Blank, Jr.
         Vice Chairman                          Vice President
         Barclays Global Investors, N.A.        Stephens Inc.


Signed:  /s/Matthew Shelton
         ------------------
         By:  Matthew Shelton
         Principal
         Barclays Global Investors, N.A.

Signed:  /s/Richard H. Blank, Jr.
         ------------------------
         By:  Richard H. Blank, Jr.
         Chief Operating Officer,
         Secretary and Treasurer
         Masterworks Funds Inc.

                                   Appendix C

                             MasterWorks Funds Inc.
                             ----------------------

                                  FEE SCHEDULE
                                  ------------



   Fund                                   Fee
   ----                                   ---
                            (as a % age of daily net assets)

LifePath Income Fund                      0.40%

LifePath 2010 Fund                        0.40%

LifePath 2020 Fund                        0.40%

LifePath 2030 Fund                        0.40%

LifePath 2040 Fund                        0.40%

Asset Allocation Fund                     0.40%

Bond Index Fund                           0.15%

Institutional Money Market Fund           0.02%

Money Market Fund                         0.35%

S & P 500 Index Fund                      0.15%

Now 50 Index Fund                         0.45%



Dated:  October 21, 1996
Approved as amended:  June 11, 1998
Approved as amended:  April 28, 1999
Approved as amended:  November 15, 2000

                                                                        Addendum
                                                                        --------

                                   ALLOCATION
                                   ----------

Current Allocation of Joint Responsibilities Between Stephens Inc. and Barclays
-------------------------------------------------------------------------------
 Global Investors Under MasterWorks Fund Inc. Co-Administration Agreement dated
 ------------------------------------------------------------------------------
                                October 21, 1996
                                ----------------

(28) Review qualifying income test results and corrective actions taken, with respect to qualification as a regulated investment company. (BOTH)

(29) Review financial information and take any necessary action.  (BOTH)

(30) Develop and implement procedures for monitoring compliance with regulatory requirements and compliance with each Fund's investment objective, policies and restrictions as established by the Company's Board, perform compliance testing and approve resolution of compliance issues. (BGI)

(31) Approve dividend rates; obtain Board approval when required.  (BOTH)

(32) Determine allocation of invoices among funds. Authorize and send to fund accountants for payment of expenses. (BOTH)

(33) Coordinate activities of other vendors as necessary.  (BGI)

(34) Review and approve entire shareholder report.  (BOTH)

(35) Review drafts and coordinate review process of Forms N-1A updates and prospectus supplements. (BGI)

(36) Coordinate printing, EDGAR conversion, and filing with the SEC with outside printers of Forms N-1A. (BGI)

(37) Maintain and preserve the corporate records of the Company, including each Master Portfolio. (BOTH)

(38) Make appropriate representations in conjunction with audit.  (BOTH)

(39) Approve tax positions taken regarding qualifying income, with respect to qualification as a regulated investment company. (BGI)

(40) Approve tax accounting positions to be taken.  (BOTH)

(41) Approve distributions.  (BOTH)

(42) Review tax returns and coordinate signature thereof with a Fund Officer.
     (BOTH)

Dated:  December 1998
Amended:  February 10, 1999